UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.                )

Filed by the Registrant   ☒             Filed by a Party other than the Registrant   ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Willis Towers Watson Public Limited Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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On March 9, 2020, Aon plc, a company incorporated under the laws of England and Wales, with registered company number 07876075 (“Aon” or “Aon UK”) and Willis Towers Watson Public Limited Company (“WTW”) issued an announcement pursuant to Rule 2.5 of the Irish Takeover Panel Act 1997, Takeover Rules, 2013 (the “Irish Takeover Rules”) disclosing that the boards of directors of WTW and Aon had reached agreement on the terms of a recommended acquisition of WTW by Aon (the “Combination”). As outlined in that announcement, the Combination will be implemented by means of a court-sanctioned scheme of arrangement under Chapter 1 of Part 9 of the Irish Companies Act of 2014.

On April 17, 2020, WTW distributed the following new and updated FAQs to all of its employees:

Willis Towers Watson and Aon to Combine

Colleague Frequently Asked Questions (FAQs) – New and Updated (As of April 16)

Rationale

Does this combination mean that we should put our strategy efforts on hold? NEW! (As of April 16)

No, we will continue to act as a separate and independent company until the transaction closes and that means executing on our WTW strategy. Once the transaction closes, we believe this combination will accelerate our strategy to make a greater impact sooner than we could have done on our own.

The Deal

Why is the resulting company 67% owned by Aon shareholders? NEW! (As of April 16)

The ownership is based on the ratio of shares that make up the combined company. Each Willis Towers Watson shareholder will receive 1.08 Aon ordinary shares for each Willis Towers Watson ordinary share that it owns immediately prior to closing.

Why will the new company be Irish-domiciled? NEW! (As of April 16)

Aon is an Irish-domiciled company, and following the completion of the transaction, the combined firm will be domiciled in Ireland.

Will the external environment (COVID-19 and resulting economic impact) influence whether the deal will get done? NEW! (As of April 16)

Clients need us more than ever before, particularly in this environment. Directing the full capabilities of a combined firm on their behalf will, after the closing, be a compelling opportunity for clients and our firms. The transaction is subject to the approval of the shareholders of both Aon and Willis Towers Watson, as well as other customary closing conditions, including required regulatory approvals. COVID-19 and the resulting economic impact are not expected to affect whether the deal will get done. We continue to expect the transaction to close in the first half of 2021, subject to the satisfaction of these conditions.

Integration

Where are we in the integration process? How long will integration take? UPDATED! (As of April 16)

Integration planning is underway. So far, we have announced our intention to combine Willis Towers Watson and Aon. We also have announced our approach to integration, as well as the leaders playing critical integration roles filling out integration teams and setting out a plan with charters, key activities and timing. In the meantime, and up until closing, Willis Towers Watson and Aon remain separate companies and we will continue to operate independently. More information will be coming, but as with any large, complex combination, the integration will take time.

Aon

How does Aon support Inclusion & Diversity? NEW! (As of April 16)

Aon is committed to creating a diverse, inclusive and collaborative workplace culture – one where colleagues feel empowered to unleash their full potential while expanding client and community impact and enabling business growth. They believe diversity drives insight, and that by giving the top talent seats at their table, they’ll produce the best outcome for clients. Learn more about Inclusion & Diversity at Aon.

What is the Aon Client Promise? NEW! (As of April 16)

The Aon Client Promise framework includes the five promises (Partnership, Expertise, Innovation, Excellence and Results), a comprehensive training curriculum, and a robust methodology for ensuring a consistent client experience. Many of these tenets – for example, providing excellence and insights – are similar to our strategy to deliver a winning client experience.

Brand

How do I overcome potential objections from prospects about moving to Willis Towers Watson now (e.g., they are currently with Aon, or feel there is too much uncertainty and potential distraction)? NEW! (As of April 16)

It is business as usual at Willis Towers Watson, and we continue to operate as a separate and independent company. Potential clients should consider moving to Willis Towers Watson due to the strength of our team and comprehensive approach. Also, our colleagues remain focused on serving our clients with excellence, responsiveness and dedication.

What do I tell potential clients who are asking if the technology they use will remain in place after the combination? NEW! (As of April 16)

Until the transaction closes, clients will not see any changes in their point of contact or team due to the combination. After the organizations are officially combined, clients can expect to engage with a firm that is even better equipped to understand their needs and accelerate innovation on their behalf. And, of course, changes will only be made after discussions with our clients and with a thorough transition plan to minimize any disruption.

For current clients, can we ensure continuity of service, teams, technology, etc. after the combination? NEW! (As of April 16)

While we can’t outright promise this in any employment-at-will market, we can provide some assurances. Until the transaction closes, clients will not see any changes in their point of contact or team due to the combination. After the organizations are officially combined, clients can expect to engage with a firm that values relationships and is even better equipped to understand their needs and accelerate innovation on their behalf. And, of course, changes will only be made after discussions with our clients and with a thorough transition plan to minimize any disruption.

Colleagues

How will this combination impact our commitment to Inclusion and Diversity (I&D)? NEW! (As of April 16)

Our commitment to I&D stays in place as we act as a separate and independent company until close. More will be shared once we have a go-forward approach for the combined firm.

Questions

If I get a question/request for a meeting from someone at Aon, what do I do? NEW! (As of April 16)

Please see our Protocols and Guidelines for guidance – and let the integration office know. You should not be reaching out individually or responding individually to requests for integration planning meetings/calls at this point. It should only be done through and with permission of the integration office, supported by the guidance and process developed by legal. You should not be preparing documents or data for the purposes of integration planning without the direction of the integration office.

In Canada, a French version will follow. We’ll also post French and Spanish versions on our intranet in the coming days.

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No Offer Or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed combination or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

In particular, this communication is not an offer of securities for sale into the United States. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Any securities issued as a result of the proposed combination by means of a scheme of arrangement are anticipated to be issued in reliance upon the exemption from the registration requirements of the U.S. Securities Act of 1933, as amended, pursuant to the exemption from registration set forth in Section 3(a)(10) thereof.

Subject to the right of Aon to implement the proposed combination by way of a Takeover Offer as an alternative to the Scheme, and subject to the provisions of the Business Combination Agreement and with the Irish Takeover Panel’s consent, the proposed combination will be implemented solely by means of the Scheme documentation, which will contain the full terms and conditions of the proposed combination, including details of how Willis Towers Watson shareholders may vote in respect of the proposed combination.

Important Additional Information Will Be Filed With The SEC

Aon and Willis Towers Watson will prepare a joint proxy statement (which will contain the Scheme documentation) to be distributed to Willis Towers Watson shareholders and Aon shareholders, containing further information relating to the implementation of the proposed combination, the full terms and conditions of the Scheme, notices of the Aon and the Willis Towers Watson shareholders meetings and information on the Class A ordinary shares of Aon to be issued under the proposed combination.

The joint proxy statement will be filed with the SEC. This document, if and when filed, as well as Willis Towers Watson’s and Aon’s other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and, in the case of Aon’s filings, at Aon’s website at www.aon.com, and in the case of Willis Towers Watson’s filings, at Willis Towers Watson’s website at www.willistowerswatson.com.

BEFORE MAKING ANY VOTING DECISION, HOLDERS OF AON AND/OR WILLIS TOWERS WATSON SECURITIES ARE URGED TO READ THOSE FILINGS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED COMBINATION, INCLUDING ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED COMBINATION AND THE PARTIES TO THE PROPOSED COMBINATION.

Any vote in respect of resolutions to be proposed at the Willis Towers Watson shareholders meetings to approve the proposed combination, the Scheme or related matters, or other responses in relation to the proposed combination, should be made only on the basis of the information contained in the joint proxy statement (including the Scheme documentation). Similarly, any vote in respect of resolutions to be proposed at the Aon shareholders meeting to approve the issuance of Class A ordinary shares of Aon under the proposed combination should be made only on the basis of the information contained in the joint proxy statement.

Participants In The Solicitation

Aon, Willis Towers Watson and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in proposed connection with the proposed combination. Information regarding the persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of shareholders, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the joint proxy statement. Additional information about Aon’s directors and executive officers is contained in Aon UK’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 14, 2020, and its Proxy Statement on Schedule 14A, dated and filed with the SEC on April 26, 2019. Additional information about Willis Towers Watson’s directors and executive officers is contained in Willis Towers Watson’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 26, 2020, and its Proxy Statement on Schedule 14A, dated and filed with the SEC on April 3, 2019.

Forward-Looking Statements

This communication contains certain statements that are forward-looking, as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations of management about future events. Forward-looking statements can often, but not always, be identified by the use of words such as “plans,” “expects,” “is subject to,” “budget,” “scheduled,” “estimates,” “forecasts,” “potential,” “continue,” “intends,” “anticipates,” “believes,” or variations of such words, and statements that certain actions, events or results “may,” “could,” “should,” “would,” “might” or “will” be taken, occur or be achieved.

Although management believe that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to be correct. By their nature, forward- looking statements involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by the forward-looking statements. Such factors include, but are not limited to, the possibility that the proposed combination will not be consummated, failure to obtain necessary shareholder or regulatory approvals or to satisfy any of the other conditions to the proposed combination, adverse effects on the market price of Aon and/or Willis Towers Watson securities and on Aon and/or Willis Towers Watson’s operating results for any reason, including, without limitation, because of the failure to consummate the proposed combination, the failure to realize the expected benefits of the proposed combination (including anticipated revenue and growth synergies), the failure to effectively integrate the combined companies following consummation of the proposed combination, negative effects of an announcement of the proposed combination, changes in global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax laws, regulations, rates and policies, future business acquisitions or disposals, or any announcement relating to the proposed consummation of or failure to consummate the proposed combination on the market price of Aon and/or Willis Towers Watson securities, significant transaction and integration costs or difficulties in connection with the proposed combination and/or unknown or inestimable liabilities, potential litigation associated with the proposed combination, the potential impact of the announcement or consummation of the proposed combination on relationships, including with suppliers, customers, employees and regulators, and general economic, business and political conditions (including any epidemic, pandemic or disease outbreak) that affect the combined companies following the consummation of the proposed combination.

The factors identified above are not exhaustive. Aon, Willis Towers Watson and their subsidiaries operate in a dynamic business environment in which new risks may emerge frequently. Other unknown or unpredictable factors could also cause actual results and developments to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements should therefore be construed in the light of such factors. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made.

Further information concerning Aon and its businesses, including economic, competitive, governmental, regulatory, technological and other factors that could materially affect Aon’s results of operations and financial condition, is contained in Aon’s filings with the SEC. See Aon UK’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 14, 2020, and additional documents filed by Aon UK and/or Aon with the SEC, the contents of which are not incorporated by reference into, nor do they form part of this communication, for a further discussion of these and other risks and uncertainties applicable to Aon’s businesses.

Further information concerning Willis Towers Watson and its businesses, including economic, competitive, governmental, regulatory, technological and other factors that could materially affect Willis Towers Watson’s results of operations and financial condition, is contained in Willis Towers Watson’s filings with the SEC. See Willis Towers Watson’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 26, 2020, and additional documents filed by Willis Towers Watson with the SEC, the contents of which are not incorporated by reference into, nor do they form part of, this Announcement, for a further discussion of these and other risks and uncertainties applicable to Willis Towers Watson’s businesses.

Any forward-looking statements in this communication are based upon information available as of the date of this communication which, while believed to be true when made, may ultimately prove to be incorrect. Other than in accordance with legal or regulatory obligations, neither Willis Towers Watson nor Aon is under any obligation, and each expressly disclaims any intention or obligation, to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to Aon, Willis Towers Watson and/or any person acting on behalf of either of them are expressly qualified in their entirety by the foregoing paragraphs, and the information contained on any websites referenced in this communication is not incorporated by reference into this communication.

Statement Required by the Irish Takeover Rules

The directors of Willis Towers Watson accept responsibility for the information contained in this document. To the best of the knowledge and belief of the directors of Willis Towers Watson (who have taken all reasonable care to ensure such is the case), the information contained in this document for which they respectively accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

Dealing Disclosure Requirements

Under the provisions of Rule 8.3 of the Irish Takeover Panel Act, 1997, Takeover Rules, 2013 (the “Irish Takeover

Rules”), if, during an “offer period,” any person is, or becomes “interested” (directly or indirectly) in 1 per cent. or more of any class of “relevant securities” of Aon or Willis Towers Watson, all “dealings” in any “relevant securities” of Aon or Willis Towers Watson (including by means of an option in respect of, or a derivative referenced to, any such relevant securities) must be publicly disclosed by no later than 3.30pm (Eastern time) in respect of the relevant securities of Aon and Willis Towers Watson on the business day following the date of the relevant transaction. The requirement will continue until this offer period ends. If two or more persons co-operate on the basis of any agreement, either express or tacit, either oral or written, to acquire an interest in relevant securities of Aon or Willis Towers Watson, they will be deemed to be a single person for the purposes of Rule 8.3 of the Irish Takeover Rules. Under Rule 8.1 of the Irish Takeover Rules, all dealings in relevant securities of Willis Towers Watson by Aon, or relevant securities of Aon by Willis Towers Watson, or by any party acting in concert with either of them must also be disclosed by no later than 12 noon (Eastern time) in respect of the relevant securities of Aon and Willis Towers Watson on the business day following the date of the relevant transaction. Interests in securities arise, in summary, when a person has a long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an interest by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms used in this paragraph should be read in light of the meanings given to those terms in the Irish Takeover Rules. If you are in any doubt as to whether or not you are required to disclose dealings under Rule 8 of the Irish Takeover Rules, consult with the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie or contact the Irish

Takeover Panel by telephone on +353 1 678 9020.